UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2011

Microelectronics Technology Company

(Exact name of registrant as specified in its charter)

Nevada	333-130767	NA
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14 Monarch Bay Plaza #271, Monarch Bay, CA 92629

(Address of principal executive offices and Zip Code)

(866) 587-2860

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective August 25, 2011 we entered into a Share Exchange Agreement with Cloud Data Corporation, a Nevada corporation and designated therein as the “Seller”, and its stockholders designated therein as the “Selling Shareholders” (the Agreement). Pursuant to the provision of the Agreement, we agreed to issue to the Selling Shareholders (i) 70,000,000 shares of our common stock, in exchange for the transfer and delivery to us by the Selling Shareholders of the 70,000,000 shares of common issued by the Seller, which are all of the issued and outstanding securities of the Seller. As result of the transaction contemplated by the Agreement, the Seller will become our wholly owned subsidiary.

None of the parties to the Agreement is a “related person” to us within the meaning of Instruction 1 to Item 404(a) of Regulation S-K

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description of Exhibit

10.1

Share Exchange Agreement by and among Microelectronics Technology Company, on the one hand and Cloud Data Corporation and its shareholders, on the other hand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microelectronics Technology Company

/s/ Edward Manetta

Edward Manetta

President, Secretary, Treasurer and Director

Date:  August 31, 2011

Exhibits Index

Exhibit No.

Description of Exhibit

10.1

Share Exchange Agreement by and among Microelectronics Technology Company, on the one hand and Cloud Data Corporation and its shareholders, on the other hand

Endnotes

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